                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as Permitted by Rule
                                          14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                                 SAUCONY, INC.
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       -----------------------------------
   (2) Aggregate number of securities to which transaction applies:

       -----------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -----------------------------------
   (4) Proposed maximum aggregate value of transaction:

       -----------------------------------
   (5) Total fee paid:

       -----------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

       -----------------------------------
   (2) Form, Schedule or Registration Statement No.:

       -----------------------------------
   (3) Filing Party:

       -----------------------------------
   (4) Date Filed:

       -----------------------------------

                                 SAUCONY, INC.
                              13 Centennial Drive
                         Peabody, Massachusetts 01960

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

                               -----------------

   The annual meeting of stockholders of Saucony, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Thursday, May 23, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

      1.  To elect six directors; and

      2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

   Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

   Our board of directors has fixed the close of business on April 10, 2002 as the record date for the determination of the holders of our class A common stock entitled to vote at the annual meeting and at any adjournment of the annual meeting.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk

Peabody, Massachusetts
April 30, 2002

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 SAUCONY, INC.
                              13 Centennial Drive
                         Peabody, Massachusetts 01960

                               -----------------

                              PROXY STATEMENT FOR
                 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 MAY 23, 2002

                               -----------------

   This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Saucony, Inc. for use at the annual meeting of stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, May 23, 2002 and at any adjournment of the annual meeting.

   All shares of our class A common stock for which proxies are submitted will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to our corporate Clerk or by voting in person at the annual meeting. Attendance at the annual meeting will not itself be deemed to revoke a proxy, unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

   The notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the fiscal year ended January 4, 2002 are first being sent or given to stockholders on or about May 1, 2002. Our annual report to stockholders for the fiscal year ended January 4, 2002 includes a copy of our annual report on Form 10-K for the same fiscal year, as filed with the Securities and Exchange Commission, including financial statements and schedules, but excluding exhibits.

   We will, upon written request of any stockholder who has not otherwise received a copy of our annual report on Form 10-K for the year ended January 4, 2002, furnish without charge a copy of that annual report on Form 10-K, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please address your request to Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, Attention: Michael Umana, Chief Financial Officer. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Voting Securities and Votes Required

   Our board of directors has fixed April 10, 2002 as the record date for determining holders of our class A common stock who are entitled to vote at the annual meeting. At the close of business on the record date, there were outstanding and entitled to vote 2,566,747 shares of our class A common stock. Each share of class A common stock is entitled to one vote. Shares of our class B common stock may not be voted at the annual meeting.

   The holders of a majority of the shares of our class A common stock outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of our class A common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting. Therefore, shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter, commonly referred to as broker non-votes, will be counted for purposes of determining whether a quorum exists at the annual meeting.

   The affirmative vote of the holders of a plurality of the shares of our class A common stock voting on the matter is required for the election of directors. In other words, a candidate for director will be elected if he or she receives more votes than a competing candidate, even if the winning candidate does not receive a majority of the votes cast.

   Shares which abstain from voting as to a particular matter and broker non-votes will not be counted as votes in favor of that matter, and also will not be counted as shares voting on the matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the shares voting on that matter.

Stock Ownership of Certain Beneficial Owners and Management

   The table below sets forth information concerning beneficial ownership of our class A common stock and class B common stock by:

  . each stockholder known to us to own beneficially more than 5% of the outstanding shares of our class A common stock;

  .   each of our directors;

  . each of the individuals named in the Summary Compensation Table set forth under the heading "Compensation of Executive Officers" below; and

  .   all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2002.

   The number of shares beneficially owned by each stockholder identified below is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2002 through the exercise or conversion of any stock option or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information provided by the stockholders named in the table, each stockholder has sole investment and voting power, or shares voting and/or investment power with his or her spouse, with respect to all shares listed below as owned by that stockholder.

                                                                         Percentage of Class
                                                  Number of Shares     Outstanding Beneficially
                                                 Beneficially Owned             Owned
                                              --------------------     -----------------------
                                               Class A     Class B      Class A        Class B
                                              ---------    -------     -------         -------
5% Stockholders
---------------
John H. Fisher...............................   890,936(1) 269,418(2)   34.7%            7.5%
   c/o Saucony, Inc.
   13 Centennial Drive
   Peabody, MA 01960
Charles A. Gottesman and Merrill F. Gottesman   890,936(3) 256,324(4)   34.7             7.2
   c/o Saucony, Inc.
   13 Centennial Drive
   Peabody, MA 01960
PooRoo LLC...................................   382,472(5)      --      14.9              --
   c/o Saucony, Inc.
   13 Centennial Drive
   Peabody, MA 01960
Dimensional Fund Advisors Inc................   220,700(6) 323,300(6)    8.6             9.2
   1299 Ocean Avenue
   Santa Monica, CA 90401
Other Directors
---------------
John M. Connors, Jr..........................        --     42,000(7)     --             1.2
Phyllis H. Fisher............................        --     41,002(8)     --             1.2
Jonathan O. Lee..............................        --     15,000(9)     --               *
Robert J. LeFort, Jr.........................        --     44,500(10)    --             1.2
John J. Neuhauser............................        --     45,000(11)    --             1.3
Other Named Executive Officers
------------------------------
Michael Umana................................        --     16,985(12)    --               *
Arthur E. Rogers, Jr.........................     9,535     24,272(13)     *               *
Wolfgang Schweim.............................       800     19,970(14)     *               *
All directors and executive officers
  (including one former executive officer)
  as a group (12 persons).................... 1,792,417    786,716(15)  69.8            20.3

--------
*  Less than 1%

(1) Includes 382,472 shares held by PooRoo LLC, of which each of Mr. Fisher and his sister, Merrill F. Gottesman, has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 1,333 shares held by Mr. Fisher's daughter for which Mr. Fisher exercises sole voting and investment power; 4,000 shares held by Mrs. Donna Fisher, Mr. Fisher's wife; 14,382 shares held in trust for the benefit of Mr. Fisher's children, for which Mr. Fisher is the trustee and exercises sole voting power; and 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power. Mr. Fisher disclaims beneficial ownership of 191,236 shares held by PooRoo LLC, of which Mr. Fisher and Mrs. Gottesman share investment and voting power, and further disclaims beneficial ownership of 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

(2) Includes 46,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 52,707 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002. Mr. Fisher disclaims beneficial ownership of 23,410 shares over which Mr. Fisher and Mrs. Gottesman share investment power.

(3) Consists of 382,472 shares held by PooRoo LLC, of which each of Merrill F. Gottesman and John H. Fisher has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,666 shares held by Mr. and Mrs. Gottesman's daughters for which Mr. and Mrs. Gottesman exercise shared investment and voting power; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is the trustee and exercises sole investment and voting power; 101,481 shares held in the name of Mr. Gottesman; and 221,533 shares held in the name of Mrs. Gottesman. Mr. and Mrs. Gottesman disclaim beneficial ownership of 191,236 shares held by PooRoo LLC, of which Mrs. Gottesman and Mr. Fisher share investment and voting power, and further disclaim beneficial ownership of 83,410 shares held in trust for the benefit of Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power.

(4) Includes 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 46,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher, for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,800 shares held in the name of Mrs. Gottesman; and 52,707 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002. Mr. and Mrs. Gottesman disclaim beneficial ownership of 23,410 shares over which Mrs. Gottesman and Mr. Fisher share investment power.

(5) The information reported is based on a Schedule 13D filed March 11, 1999 with the Securities and Exchange Commission by PooRoo LLC, PooRoo, Inc., John H. Fisher and Charles A. Gottesman and Merrill F. Gottesman. PooRoo LLC is the direct owner of 382,472 shares. PooRoo, Inc. is the managing member of PooRoo LLC and as a result is deemed to have an indirect interest in and the power to direct the vote and disposition of the 382,472 shares held by PooRoo LLC. John H. Fisher is President and a Director of PooRoo, Inc. and has a 50% membership interest in PooRoo LLC. Merrill F. Gottesman is Treasurer, Clerk and a Director of PooRoo, Inc. and has a 50% membership interest in PooRoo LLC.

(6) The information reported is based on a Schedule 13G/A filed February 12, 2002 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. is a registered investment advisor and deemed to have beneficial ownership of all of these shares. These shares are held in investment vehicles, including commingled group trusts, to which Dimensional Fund Advisors Inc. serves as investment advisor and investment manager. Dimensional Funds Advisors Inc. disclaims beneficial ownership of all these shares.

(7) Consists of 42,000 shares which Mr. Connors has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(8) Includes 36,000 shares which Mrs. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days of January 31, 2002.

(9) Consists of 15,000 shares which Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(10) Includes 44,500 shares which Mr. LeFort has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(11) Consists of 45,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(12) Consists of 16,985 shares which Mr. Umana has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(13) Includes 24,172 shares which Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(14) Includes 14,205 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

(15) Includes a total of 351,663 shares which the directors and executive officers have the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002.

                             ELECTION OF DIRECTORS

   Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of Saucony. Each director will be elected to hold office until the 2003 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. The proxy may not be voted for more than six directors. John M. Connors, Jr., a director since 1998, has determined to retire from, and will not stand for re-election to, the board of directors at the annual meeting.

   For each nominee for election as a director there follows information given by each concerning:

  .   the nominee's age;

  .   all positions or offices with Saucony held by the nominee;

  .   the nominee's length of service as a director of Saucony;

  . the nominee's principal occupation and business experience for at least the past five years; and

  . the names of other public reporting companies of which the nominee serves as a director.

   John H. Fisher, age 54, has served as one of our directors since 1980 and as Chairman of the Board since 1991. Mr. Fisher has served as our Chief Executive Officer since 1991 and as our President since 1985. From 1985 to 1991, Mr. Fisher also served as our Chief Operating Officer. Mr. Fisher served as our Executive Vice President from 1981 to 1985 and as our Vice President, Sales from 1979 to 1981. He is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association and is a member of various civic associations. Mr. Fisher is the son of Phyllis H. Fisher, one of our other directors, and the brother-in-law of Charles A. Gottesman, our Vice Chairman and Executive Vice President, Business Development and one of our directors.

   Phyllis H. Fisher, age 79, is a retired investor and has served as one of our directors since 1982. Mrs. Fisher is the mother of John H. Fisher, our President, Chief Executive Officer and one of our directors, and the mother-in-law of Charles A. Gottesman, our Vice Chairman and Executive Vice President, Business Development and one of our directors.

   Charles A. Gottesman, age 51, has served as one of our directors since 1983. Mr. Gottesman has served as our Vice Chairman and Executive Vice President, Business Development since July 2001. Mr. Gottesman served as our Executive Vice President, Chief Operating Officer and Treasurer from 1992 to June 2001, our Executive Vice President, Finance from 1989 to 1992, our Senior Vice President from 1987 to 1989, our Vice President from 1985 to 1987, our Treasurer from 1983 to 1989 and in several other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher, one of our directors, and the brother-in-law of John H. Fisher, our President and Chief Executive Officer and one of our directors.

   Robert J. LeFort, Jr., age 48, has served as one of our directors since 1997. Mr. LeFort has served as President of Magnetix Group, an audio duplication and fully integrated order fulfillment company, since 1992.

   Jonathan O. Lee, age 51, has served as one of our directors since 2001 and also served as one of our directors from 1990 to 1998. Mr. Lee has served as President of Lee Capital Holdings, LLC, a private equity and investment banking firm, since 1980.

   John J. Neuhauser, age 59, has served as one of our directors since 1989. Mr. Neuhauser has been Academic Vice President and Dean of Faculty at Boston College since August 1999. Mr. Neuhauser served as Dean of Boston College's Carroll School of Management from 1978 to 1999, and held the position of Associate Professor and Chairman of the Computer Science Department of Boston College from 1971 to 1977. He presently serves as a trustee of the Fleet family of mutual funds, a director of SkillSoft Corporation and a trustee of Saint Michael's College.

Board and Committee Meetings

   Our board of directors met ten times during fiscal 2001 and acted by written consent on two occasions. Each director other than Mr. Connors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period for which he or she was a director.

   Our board of directors has a standing audit committee, which is composed of three members and acts under a written charter first adopted and approved in May 2000. The audit committee reviews the effectiveness of our auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses our internal control policies and procedures and considers and recommends the selection of our independent auditors. The members of the audit committee are Messrs. LeFort, Lee and Neuhauser, who are independent directors, as defined by the audit committee's charter and the rules of the Nasdaq Stock Market. Mr. Lee serves as chairman of the audit committee. The audit committee held two meetings during the fiscal year ended January 4, 2002.

   Our board of directors also has a standing compensation committee, which is composed of two members. The compensation committee establishes compensation policies with respect to our executive officers, including our chief executive officer, and sets the compensation levels for these individuals. The compensation committee also considers and makes recommendations to the board of directors with respect to such matters as the establishment and implementation of employee incentive plans and administers our 1993 Equity Incentive Plan. The members of the compensation committee are Messrs. LeFort and Neuhauser. The compensation committee held four meetings and acted by written consent on one occasion during the fiscal year ended January 4, 2002.

   Our board of directors has no standing nominating committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The audit committee reviewed our audited financial statements for the fiscal year ended January 4, 2002 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The audit committee is responsible for monitoring and overseeing these processes. Management represented to the audit committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

   The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, our independent auditors for fiscal 2001. SAS 61 requires our independent auditors to discuss with the audit committee, among other things, the following:

  .   methods to account for significant unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

   In addition, the audit committee discussed with the independent auditors their independence from Saucony. The audit committee also considered whether the independent auditors' provision of certain other, non-audit services to Saucony, which are referred to under the heading "Independent Auditors" below, is compatible with maintaining our auditors' independence.

   Based on its discussions with management and our independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 4, 2002.

   It is not the audit committee's duty nor is it its responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied on management's representation that the financial statements had been prepared in conformity with generally accepted accounting principles and on the representations of Arthur Andersen included in their report on our financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's deliberations and discussions with management and Arthur Andersen do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that Arthur Andersen is, in fact, independent of Saucony and management.

   By the audit committee of the board of directors of Saucony, Inc.,

                                          Jonathan O. Lee

                                          Robert J. LeFort, Jr.

                                          John J. Neuhauser

                           COMPENSATION OF DIRECTORS

   Non-employee directors are each paid an annual retainer of $30,000. Non-employee directors are also paid a fee of $1,500 for each meeting of the board of directors they attend in person and $500 for each meeting of the board of directors they attend via telephone.

   In addition, for the purpose of advancing the interests of our stockholders by enhancing our ability to attract, retain and motivate outside directors by providing those directors with equity ownership opportunities and incentives and thereby better aligning the interests of those directors with the interests of our stockholders, our board of directors has adopted a policy under which it grants stock options to each director who is not an employee of Saucony. Each director who is not an employee of Saucony annually receives, following the annual meeting of stockholders, a nonqualified stock option to purchase 15,000 shares of our class B common stock. These options are granted with an exercise price equal to the per share fair market value of our class B common stock on the date of grant and are exercisable immediately. Pursuant to this policy, on May 24, 2001 each of Messrs. Connors, LeFort, Neuhauser and Lee and Mrs. Fisher were granted nonqualified stock options to purchase up to 15,000 shares of our class B common stock at a per share exercise price equal to $6.25.

                      COMPENSATION OF EXECUTIVE OFFICERS

   Summary Compensation Table. The following table sets forth information with respect to the compensation, for the last three fiscal years, of our chief executive officer and each of our four other most highly compensated executive officers during fiscal 2001.

   In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the individuals shown in the table.

   Amounts described in the following table under the heading "Securities Underlying Options" represent shares of our class B common stock.

                          Summary Compensation Table

                                                                         Long-Term
                                                                        Compensation
                                                                        ------------
                                                 Annual Compensation     Securities
-                                              ------------------------  Underlying   All Other
Name and Principal Position                    Year  Salary    Bonus      Options    Compensation
---------------------------                    ---- -------- ---------- ------------ ------------
John H. Fisher................................ 2001 $503,565 $       --    10,000     $20,500(1)
  Chairman of the Board, President and Chief   2000  500,000    465,423    62,139      15,116(1)
  Executive Officer                            1999  319,506    700,980    32,750      13,700(1)
Charles A. Gottesman.......................... 2001 $428,032 $       --    10,000     $21,550(2)
  Vice Chairman and Executive Vice             2000  425,000    387,852    62,139      15,666(2)
  President, Business Development              1999  287,555    700,980    32,750      15,370(2)
Michael Umana................................. 2001 $250,971 $       --    83,152     $10,379(3)
  Senior Vice President, Chief Operating       2000  190,865    100,000     9,656       7,565(3)
  Officer and Chief Financial Officer          1999   32,393      5,800    15,000         607(3)
Arthur E. Rogers, Jr. (4)..................... 2001 $222,885 $       --    17,581     $ 9,381(5)
  President, Saucony North America             2000  220,000     77,000    12,139       9,547(5)
                                               1999  200,000    200,000    31,100       8,607(5)
Wolfgang Schweim.............................. 2001 $216,220 $       --    12,352     $ 8,213(6)
  President, Saucony International             2000  216,220     21,600    11,036      13,477(6)
                                               1999  216,220     20,000    11,100      12,455(6)

--------
(1) For 2001, consists of $10,500 in split-dollar life insurance premiums paid by Saucony, $5,000 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $10,500 in split-dollar life insurance premiums paid by Saucony and $4,616 in contributions by Saucony under our 401(k) savings plan. For 1999, consists of $10,500 in split-dollar life insurance premiums paid by Saucony and $3,200 in contributions by Saucony under our Supplemental Executive Retirement Plan.

(2) For 2001, consists of $11,050 in split-dollar life insurance premiums paid by Saucony, $5,500 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $11,050 in split-dollar life insurance premiums paid by Saucony and $4,616 in contributions by Saucony under our 401(k) savings plan. For 1999, consists of $11,050 in split-dollar life insurance premiums paid by Saucony and $4,320 in contributions by Saucony under our Supplemental Executive Retirement Plan.

(3) For 2001, consists of $5,129 in whole life insurance premiums paid by Saucony and $5,250 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $5,041 in whole life insurance premiums paid by Saucony and $2,524 in contributions by Saucony under our 401(k) savings plan. For 1999, consists of $607 in contributions by Saucony under our Supplemental Executive Retirement Plan.

(4) In January 2002 Mr. Rogers ceased to be employed by Saucony.

(5) For 2001, consists of $5,000 in term life insurance premiums paid by Saucony and $4,381 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $5,000 in term life insurance premiums paid by Saucony and $4,547 in contributions by Saucony under our 401(k) savings plan. For 1999, consists of $5,000 in term life insurance premiums paid by Saucony and $3,607 in contributions by Saucony under our Supplemental Executive Retirement Plan.

(6) For 2001, consists of $2,666 in term life insurance premiums paid by Saucony and $5,547 in contributions by Saucony under our Supplemental Executive Retirement Plan. For 2000, consists of $2,666 in term life insurance premiums paid by Saucony and $10,811 in contributions by Saucony under our Supplemental Executive Retirement Plan. For 1999, consists of $2,666 in term life insurance premiums paid by Saucony and $9,789 in contributions by Saucony under our Supplemental Executive Retirement Plan.

   Option Grants Table. The following table sets forth information concerning individual grants of options to purchase our class B common stock made during fiscal 2001 to those executive officers named in the Summary Compensation Table above. Unless otherwise noted, each option has a term of ten years and the per share exercise price of each option represents the per share fair market value of our class B common stock on the option grant date.

   Amounts described in the following table under the heading "Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performances of the class B common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in the price of the class B common stock, which will benefit all holders of the class B common stock commensurately.

                       Option Grants in Last Fiscal Year



                                     Individual Grants
                      ------------------------------------------------ Potential Realizable Value
                      Number of    % of Total                            at Assumed Annual Rates
                        Shares      Options                                  for Option Term
                      Underlying   Granted to  Exercise or             ------------------------
-                      Options    Employees in Base Price   Expiration
Name                   Granted    Fiscal Year   ($/Share)      Date        5%            10%
----                  ----------  ------------ -----------  ----------  --------       --------
John H. Fisher.......   10,000(1)      3.5%      $7.7688(2)  03/13/06   $ 12,451       $ 36,054
Charles A. Gottesman.   10,000(1)      3.5        7.7688(2)  03/13/06     12,451         36,054
Michael Umana........   33,152(3)     11.6        7.0625     03/13/11    147,248        373,143
                        50,000(4)     17.6        5.7600     08/21/11    181,123        458,986
Arthur E. Rogers, Jr.   17,581(5)      6.2        7.0625     03/13/11     78,088(6)     197,883(6)
Wolfgang Schweim.....   12,352         4.3        7.0625     03/13/11     54,863        139,028

--------
(1) The option vests in three equal annual installments beginning two years after the option grant date. The option has a term of five years.

(2) The fair market value of our class B common stock on the option grant date was $7.0625.

(3) Of the total number of shares underlying the option, 21,410 shares will vest in five annual installments beginning one year after the option grant date as follows: on each of March 13, 2002, March 13, 2003 and March 13, 2004, 2,716 shares will vest; on March 13, 2005, 6,630 shares will vest and on March 13, 2006, 6,632 shares will vest. The remaining 11,742 shares underlying the option will vest in three equal annual installments beginning one year after the option grant date.

(4) The option vests in five equal annual installments beginning one year after the option grant date.

(5) The option vests in four equal annual installments beginning two years after the option grant date.

(6) In January 2002 Mr. Rogers ceased to be employed by Saucony, and in April 2002 the option expired prior to any exercise thereof. The amounts described in the table above under the heading "Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term" with respect to Mr. Rogers will therefore not be achieved.

   Aggregated Option Exercises in last Fiscal Year and Fiscal Year-End Option Values Table. The following table sets forth information regarding stock options exercised during fiscal 2001 and the number and value of unexercised stock options held as of January 4, 2002 by each of the executive officers named in the Summary Compensation Table above. In the following table:

  . amounts set forth under the heading "Value Realized" represent the difference between the aggregate fair market value of the underlying shares of class B common stock on the date of exercise and the aggregate exercise price; and

  . amounts set forth under the heading "Value of Unexercised In-the-Money Options at Year-End" are based on the aggregate fair market value of the underlying shares of class B common stock on January 4, 2002, or $5.40 per share, less the aggregate option price.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                    Values




                                                    Number of Shares of
                                                    Class B Common Stock      Value of Unexercised
                      Shares of Class B            Underlying Unexercised    In-the-Money Options at
                        Common Stock             Options at Fiscal Year-End      Fiscal Year End
                         Acquired on     Value   -------------------------- -------------------------
Name                      Exercise      Realized Exercisable  Unexercisable Exercisable Unexercisable
----                  ----------------- -------- -----------  ------------- ----------- -------------
John H. Fisher.......          --       $    --    47,729        69,910       $  377       $   94
Charles A. Gottesman.          --            --    47,729        69,910          377           94
Michael Umana........          --            --     7,931        99,877           --           --
Arthur E. Rogers, Jr.       5,910        10,526    24,172        42,838        4,808        3,968
Wolfgang Schweim.....       2,220         4,302     7,307        30,391        4,909        4,286

Other Executive Compensation

   All vice presidents of Saucony are eligible to participate in our Vice President Bonus Plan, which has been approved by our board of directors upon recommendation of the compensation committee. To be eligible for this plan, an executive must be a vice president for the entire fiscal year. Bonuses awarded to a vice president under this plan are limited to a maximum of 25% of the vice president's salary for the previous fiscal year, and are based on the level of attainment of certain sales and pre-tax profit objectives of Saucony or the division for which the vice president is responsible. The compensation committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on their individual performance.

Employment Contracts

   Employment Agreements. We have entered into an employment agreement with each of Mr. Fisher and Mr. Gottesman as of August 17, 2000, pursuant to which we employ Mr. Fisher as President and Chief Executive Officer and Mr. Gottesman as Executive Vice President, Business Development. Following is a summary of the principal terms and conditions of these employment agreements:

  . The term of employment for each executive expires on August 17, 2003, but is automatically extended for one year on that date and annually thereafter unless the executive or Saucony gives the other party 90 days' prior notice of its desire to terminate.

  . We are required to take all actions available to us to cause Mr. Fisher to be elected as a director and chairman of the board and Mr. Gottesman to be elected as a director for the term of their respective employment agreements.

  . We are required to pay an annual base salary of $503,565 to Mr. Fisher and $428,032 to Mr. Gottesman, subject to upward adjustment by our board of directors. The base salary of each executive is increased annually to reflect the increase in the Consumer Price Index--Urban Wage Earners and Clerical Workers for the previous year.

  . We are required to pay an annual cash bonus to Mr. Fisher equal to 3% of the consolidated pre-tax income of Saucony for the fiscal year. We are required to pay an annual cash bonus to Mr. Gottesman equal to the sum of 2% of the consolidated pre-tax income of Saucony for the fiscal year plus 1% of the consolidated pre-tax income of Saucony for the fiscal year, if the performance of a division or divisions of Saucony selected by our board equals or exceeds performance levels set by the board. Our board of directors may in its sole discretion award a larger bonus to either or both executive in any fiscal year.

  . Each executive is entitled to participate in all benefit programs available to our employees and is entitled to four weeks paid vacation per year. We are required to provide whole life insurance coverage to each executive of not less than three times his base salary. We also are required to provide use of an automobile, pay up to $2,500 per year for club memberships and pay up to $10,000 per year for financial or legal counseling services for each executive. We have also obtained, as required, a lifetime membership for Mr. Fisher in the CEO Group.

  . The employment of each executive terminates upon the earlier to occur of the expiration of the employment period described above, our election to terminate for cause, or the death or disability of the executive.

  . Upon the expiration of their employment periods, other than termination for cause or due to death or disability, each executive is entitled to receive an amount equal to his annual base salary as then in effect. However, those payments will not be made if the executive is entitled to receive severance benefits under his executive retention agreement described below.

  . Each executive is subject to a non-compete clause, which provides that during his employment at Saucony and for two years after that employment is terminated, he will not engage in a competitive business, will not induce Saucony employees to terminate their employment with Saucony, will not solicit business from our clients and will not interfere in our relationships with our suppliers.

   Executive Retention Agreements. In addition, we have entered into an executive retention agreement with each of Mr. Fisher and Mr. Gottesman as of August 17, 2000, which provides that if a change in control of Saucony occurs during the term of the executive's employment at Saucony, the following provisions apply:

  . Each outstanding option to purchase our capital stock held by the executive will become immediately exercisable in full, and each outstanding restricted stock award will be deemed fully vested and will no longer be subject to a right of repurchase by Saucony.

  . If within 36 months following the change in control the executive's employment is terminated either by Saucony, other than for cause, disability or death, or by the executive for good reason, we are required to pay to the executive the aggregate of his annual base salary to the date of termination, a pro rata portion of his bonus for the most recently completed fiscal year, any deferred compensation and accrued vacation pay to the date of termination and three times the sum of his highest annual salary and highest annual bonus during the five-year period prior to the change in control. We are required to continue to provide benefits to the executive and his family for 36 months after the date of termination or until he is reemployed with a company that provides comparable benefits. We are also required to provide to the executive any other termination benefits which he is eligible to receive, and for purposes of determining eligibility for retirement benefits, the executive will be deemed to have remained employed by Saucony for 36 months after the date of termination.

  . If the executive resigns within 36 months following a change in control, other than for good reason, or if his employment is terminated by death or disability within 36 months following a change in control, we are required to pay to him his annual base salary to the date of termination, base salary, a pro rata portion of his bonus for the most recently completed fiscal year, any deferred compensation and accrued vacation pay to the date of termination and any other termination benefits which he is eligible to receive.

  . If we terminate the executive's employment for cause within 36 months following a change in control, we are required to pay to the executive his annual base salary to the date of termination, annual base salary plus any deferred compensation and any other termination benefits which he is entitled to receive.

   The executive retention agreements also provide that we will gross up compensation payments to the executive to pay for any excise taxes that may be payable with respect to compensation payments, and any taxes payable with respect to the gross-up payments, in the event of a change in the ownership or control of Saucony or the ownership of a substantial portion of the assets of Saucony, within the meaning of Section 280G(b)(2)(A)(i) of the Internal Revenue Code.

   Severance Agreement. In January 2002 we entered into a severance agreement with Arthur E. Rogers, Jr. pursuant to which Mr. Rogers ceased to be employed by Saucony. Pursuant to the severance agreement, we agreed to pay Mr. Rogers through January 4, 2003 an aggregate of $245,000 as severance pay. Mr. Rogers will also receive continued coverage under our group health and dental plans through January 4, 2003. Mr. Rogers has agreed that he will not engage in any business competitive with Saucony through January 4, 2003.

Related Party Transactions

   On March 17, 2000, we made a loan to John H. Fisher, our President and Chief Executive Officer, in the amount of $156,900 and a loan to Charles A. Gottesman, our Vice Chairman and Executive Vice President, Business Development, in the amount of $118,750. Each of Mr. Fisher and Mr. Gottesman used the funds borrowed from Saucony to exercise stock options to purchase shares of our class B common stock. The loans were not collateralized and bore interest at a rate of 9.0% per year. On January 11, 2002, Mr. Fisher repaid all outstanding principal and interest on his loan in the aggregate amount of $182,627, and Mr. Gottesman repaid all outstanding principal and interest on his loan in the aggregate amount of $127,124. In the case of each of the repayment by Mr. Fisher and Mr. Gottesman, the amount repaid represented the largest aggregate amount of indebtedness outstanding under the loans at any time during the 2001 fiscal year.

Compensation Committee Interlocks and Insider Participation

   During the 2001 fiscal year, the compensation committee of our board of directors consisted of Mr. LeFort and Mr. Neuhauser. No executive officer of Saucony has served during the 2001 fiscal year as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity whose executive officers served on our board of directors or compensation committee.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

   The compensation committee of our board of directors is responsible for establishing compensation policies with respect to our executive officers, including our chief executive officer and the other executive officers named in the Summary Compensation Table above, and setting the compensation for these individuals.

   The compensation committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

  . the compensation committee structures executive compensation programs in a manner that the committee believes will enable Saucony to attract and retain key executives;

  . the compensation committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of Saucony and/or the individual executive's particular business unit. By basing compensation in part on particular goals, the compensation committee believes that a performance-oriented environment is created for our executives; and

  . our executive compensation programs are intended to provide executives with an equity interest in Saucony so as to link a portion of the compensation of our executives with the performance of our capital stock.

   In order to provide for continuity of our two most senior executive officers, the compensation committee in August 2000 approved multi-year employment contracts with John H. Fisher, our President and Chief Executive Officer, and Charles A. Gottesman, our Executive Vice President, Business Development. These agreements are described in detail under "--Employment Contracts" above. The compensation committee recommended that we enter into the agreements after meeting with a compensation consultant engaged by Saucony and obtaining advice from our counsel. Each agreement fixes the executive officer's annual base salary during the term of the agreement, subject to upward adjustment by the board of directors and annual increases to reflect changes in the consumer price index. The agreements also provide for bonuses to be awarded to Mr. Fisher and Mr. Gottesman based upon a percentage of consolidated pre-tax income of Saucony and, in the case of Mr. Gottesman, a division or divisions of Saucony specified by the board of directors of Saucony. Each of these agreements includes provisions prohibiting the executive from engaging in a business competitive with Saucony during the term of the agreement and for two years after termination of employment.

   The compensation committee believes that the base salary levels provided for in these contracts, including the agreement with Mr. Fisher, established appropriate base salary levels for the covered individuals in light of the objectives described above. The compensation committee also believes that the bonus structure provided under the agreements, combined with participation in our 1993 Equity Incentive Plan, effectively aligns the compensation of Mr. Fisher and Mr. Gottesman with the success of Saucony. In August 2001, Mr. Fisher and Mr. Gottesman each advised the compensation committee that he would decline to accept a bonus for 2001.

   Our other executive officers are not parties to employment agreements with Saucony. The compensation programs for our other executives established by the compensation committee consist of three elements based upon the objectives described above:

  .   base salary;

  .   annual cash bonus; and

  . a stock-based equity incentive in the form of participation in our 1993 Equity Incentive Plan.

In establishing base salaries for executives not covered by employment agreements, the compensation committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at Saucony. To the extent determined to be appropriate, the compensation committee also considers general economic conditions, our financial performance and the individual's performance, in establishing base salaries of executives. The compensation committee believes that the base salary levels for fiscal 2001 of our executive officers not covered by employment agreements were appropriate in light of these factors.

   The compensation committee generally structures cash bonuses for its executive officers by linking them to the achievement of specified company and/or business unit performance objectives. For these executive officers, the board of directors, upon recommendation of the compensation committee, has adopted a Vice President Bonus Plan pursuant to which vice presidents of the company are eligible for bonuses, calculated as a percentage of annual salary, upon the attainment of specified sales and pre-tax profit objectives which are fixed by the board of directors for the company or certain of its divisions. This plan is described under "--Other Executive Compensation" above. The compensation committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on the performance of the individual vice presidents. The compensation committee believes that these arrangements tie each executive's performance closely to a key measure of success of the company or the executive's business unit.

   The compensation committee awards stock option grants to executive officers of Saucony. Stock option grants in fiscal 2001 were designed to make a portion of the overall compensation of the executive officers, including our chief executive officer, receiving grants vary depending upon the performance of our common stock. These grants, as a result of the applicable vesting arrangements, also serve as a means for Saucony to retain the services of these individuals. Stock options granted to executive officers generally have an exercise price equal to the per share fair market value of our common stock on the date of grant, vest over time and terminate ten years after the date of grant, although the compensation committee has in 2001 and prior years and may in the future grant options with different terms. In order to accommodate provisions of the Internal Revenue Code of 1986 applicable to the grant of incentive stock options to significant stockholders of a company, grants of options intended to be incentive stock options to Mr. Fisher and Mr. Gottesman are generally granted at an exercise price equal to 110% of the per share fair market value of our common stock on the date of grant and terminate five years after the date of grant. Mr. Fisher received options to purchase 10,000 shares of class B common stock in fiscal 2001. The compensation committee awarded these options in March 2001, based on the committee's evaluation of Mr. Fisher's overall performance in fiscal 2000, including our increase in net sales and his implementation of the divestiture of our cycling division.

   Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. Some compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term compensation granted to our executive officers through option issuances under the 1993 Equity Incentive Plan in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the 1993 Equity Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). Although the salary, bonus and other compensation paid to Mr. Fisher and Mr. Gottesman pursuant to their employment agreements did not exceed the $1.0 million limit in fiscal 2001, the compensation arrangements provided for by the agreements may in future years result in compensation payments in excess of this limit. The compensation committee believes that these agreements sufficiently align the compensation of Mr. Fisher and Mr. Gottesman with the performance of Saucony so that payments in excess of the limit will only be made when those payments are in the best interests of the stockholders. The compensation committee also reserves the right to use its judgment to authorize compensation payments to our other executive officers that may be in excess of the limit when the compensation committee believes those payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

   By the compensation committee of the board of directors of Saucony, Inc.,

                                          Robert J. LeFort, Jr.

                                          John J. Neuhauser

                            STOCK PERFORMANCE CHART

   The following graph compares the cumulative total stockholder return on our common stock during the five fiscal years ending January 4, 2002 with the cumulative total return over the same period of the Russell 2000 Index and a peer group index, which we refer to as the Saucony Footwear Index, utilized to provide a comparison between our stock performance with that of footwear companies having market capitalization similar to that of Saucony. This comparison assumes the investment of $100 on January 3, 1997 in our common stock, the Russell 2000 Index and the Saucony Footwear Index and assumes dividends, if any, are reinvested. January 3, 1997, was the last day of fiscal 1996.

   The Saucony Footwear Index consists of Fila Holdings SPA, K-Swiss, Inc.--Class A, Stride Rite Corp., Timberland Co.--Class A and Vans, Inc. The returns of each component company of the Saucony Footwear Index is weighted according to the respective company's stock market capitalization at the beginning of the period. Previously, the Saucony Footwear Index also included Converse, Inc. On January 22, 2001, Converse, Inc., filed a voluntary petition for Chapter 11 reorganization in the U.S. District Court for the District of Delaware. Based upon that filing, Saucony no longer believes it is appropriate to include Converse, Inc. within the Saucony Footwear Index. Due to applicable rules of the Securities and Exchange Commission, the following graph compares the cumulative total return on our common stock with the Saucony Footwear Index, both excluding and including Converse, Inc.

                    Comparison of Cumulative Total Returns


                                    [CHART]



                   Camparison of Cumulative Total Return

                                                Saucony Footwear Index        Saucony Footwear Index
         Saucony, Inc.   Russell 2000 Index   (excluding Converse, Inc.)    (including Converse, Inc.)
         -------------   ------------------   --------------------------    --------------------------
1997          $100             $100                    $100                             $100
1998            78              121                      86                               80
1999           135              116                      59                               54
2000           290              139                      88                               78
2001           174              128                     170                              150
2002           109              138                     111                               98




                                  January 3, January 2, January 1, December 31, January 5, January 4,
                                     1997       1998       1999        1999        2001       2002
                                  ---------- ---------- ---------- ------------ ---------- ----------
Saucony, Inc Common Stock........    $100       $ 78       $135        $290        $174       $109
Russell 2000 Index...............     100        121        116         139         128        138
Saucony Footwear Index (excluding
  Converse, Inc.)................     100         86         59          88         170        111
Saucony Footwear Index (including
  Converse, Inc.)................     100         80         54          78         150         98

                             INDEPENDENT AUDITORS

   Upon the recommendation of the audit committee, our board of directors determined to change our principal accountants from PricewaterhouseCoopers LLP to Arthur Andersen LLP, effective as of April 11, 2001. Our board of directors, on the recommendation of the audit committee, has determined to retain Arthur Andersen as our independent auditors for the current fiscal year.

   During our two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its report. PricewaterhouseCoopers' reports on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

   We engaged Arthur Andersen as our principal accountants effective as of April 11, 2001. During our two most recent fiscal years and the subsequent interim period prior to engaging Arthur Andersen, neither Saucony nor anyone on its behalf consulted with Arthur Andersen regarding either:

  . the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to Saucony by Arthur Andersen that was an important factor considered by Saucony in reaching a decision as to any accounting, auditing or financial reporting issue; or
  . any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

   Representatives of Arthur Andersen are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

   Arthur Andersen billed Saucony an aggregate of $109,850 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended January 4, 2002.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen did not bill Saucony for any professional services rendered to Saucony and its affiliates for the fiscal year ended January 4, 2002 in connection with financial information systems design or implementation.

All Other Fees

   Arthur Andersen billed Saucony an aggregate of $43,676 in fees for other services rendered to Saucony and its affiliates for the fiscal year ended January 4, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons and furnished to Saucony or written representations from reporting persons that no Form 5 filing was required, we believe that our officers, directors and holders of more than 10% of our common stock during 2001 have complied with all Section 16(a) filing requirements, with the exception of Michael Umana who did not file a Form 5 with the Securities and Exchange Commission in connection with his receipt of stock option grants, effective August 21, 2001, to purchase shares of our class B common stock. In addition, Saucony is aware that Robert J. LeFort, Jr. did not file a Form 4 with the Securities and Exchange Commission in connection with his sale of 2,500 shares of our class B common stock in January 2000.

                                 OTHER MATTERS

   We do not know of any other matters which will be presented for consideration at the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

   We will bear all costs of solicitations of proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. We will also request brokerage houses, custodians, nominees and fiduciaries to forward proxy soliciting material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, Telephone: (978) 532-9000, Attention: Michael Umana, Chief Financial Officer. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

   If a stockholder of Saucony wishes to present a proposal before the 2002 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, that stockholder must also give written notice to our corporate Clerk at the address noted above. If our corporate Clerk did not receive the notice on or before March 6, 2002, the proxies designated by our board of directors will have discretionary authority to vote on any such proposal.

   Any proposal that a stockholder of Saucony wishes to be considered for inclusion in our proxy statement and proxy card for our 2003 annual meeting of stockholders must be submitted to our corporate Clerk at our offices, 13 Centennial Drive, Peabody, Massachusetts 01960 no later than January 1, 2003.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk

April 30, 2002

                               -----------------

   Our board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated.

                                                                      Appendix A
                                                                      ----------

                                  SAUCONY, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                  May 23, 2002

The undersigned, revoking all prior proxies, hereby appoints John H.
Fisher, Charles A. Gottesman and David E. Redlick, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the annual meeting of stockholders of Saucony, Inc. ("Saucony") to be held on May 23, 2002 and at any adjournment of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND
           RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


[SEE REVERSE SIDE]     CONTINUED AND TO BE SIGNED ON       [SEE REVERSE SIDE]
                            REVERSE SIDE

    [X]  Please mark
         votes as in this
         example.



    o    Election of six directors.


         [ ] FOR ALL NOMINEES              Nominees:     John H. Fisher
                                                         Phyllis H. Fisher
                                                         Charles A. Gottesman
                                                         Jonathan O. Lee
                                                         Robert J. LeFort, Jr.
                                                         John J. Neuhauser
         [ ] WITHHELD FROM ALL
             NOMINEES


         [ ]
             ------------------------
             For all nominees, except as
             noted above


         MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

         -------------------------------------------------------------------

Please sign exactly as name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.


Signature: ____________ Date: _______ Signature: ________________ Date: _______